Exhibit 99.3

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Financial Statements

April 26, 2006

Table of Contents

Page

Condensed Balance Sheets as of April 26, 2006 and December 31, 2005	1

Condensed Statements of Operations for the 116-day period ended April 26, 2006 and the 120-day period ended April 30, 2005	2

Condensed Statements of Cash Flows for the 116-day period ended April 26, 2006 and the 120-day period ended April 30, 2005	3

Notes to Condensed Financial Statements	4-10

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Balance Sheets

(Stated in Thousands, except share data)

	Successor As of
	April 26,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3	$16
Trade accounts receivable, net of $84 (April 26, 2006 and December 31, 2005) allowance for doubtful accounts	597	2,137
Inventories (Note 4)	14,911	18,216
Deferred income taxes (Note 6)	12,362	—
Prepaid expenses and other current assets	391	594
Total current assets	28,264	20,963
Property, plant and equipment, net (Note 5)	46,981	49,848
Other assets
Deferred financing costs, net	2,585	2,588
Other assets	6,817	5,751
Total other assets	9,402	8,339
Total assets	$84,647	$79,150
Liabilities and Stockholder’s Equity
Current liabilities
Cash overdraft	$265	$33
Accounts payable	453	1,003
Accrued expenses (Note 7)	1,772	1,314
Total current liabilities	2,490	2,350
Long-term liabilities
14% long-term debt, payable to Royster-Clark, Inc. (Note 9)	43,500	43,500
Other long-term liabilities	—	18
Due to Royster-Clark, Inc. (Note 3)	23,369	23,625
Deferred income taxes (Note 6)	12,362	—
Total long-term liabilities	79,231	67,143
Total liabilities	81,721	69,493
Commitments and contingencies (Note 10)
Stockholder’s equity
Common stock—no par value; 1,000 shares authorized; 985 (April 26, 2006 and December 31, 2005) shares issued and outstanding	—	—
Additional paid-in capital	17,314	17,314
Accumulated deficit	(14,388)	(7,657)
Total stockholder’s equity	2,926	9,657
Total liabilities and stockholder’s equity	$84,647	$79,150

See notes to condensed financial statements

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Statements of Operations

(Stated in Thousands)

	Successor 116-Day Period Ended April 26, 2006	Predecessor 120-Day Period Ended April 30, 2005
	(Unaudited)
Revenues
Net sales	$37,059	$30,889
Cost of sales
Cost of sales	40,585	29,498
Gross profit (loss)	(3,526)	1,391
Operating expenses
Selling, general and administrative expenses	460	359
Depreciation and amortization expenses	57	29
Total operating expenses	517	388
Operating income (loss)	(4,043)	1,003
Other income (expenses)
Interest (expense)	(2,688)	(1,779)
Total other income (expense)	(2,688)	(1,779)
Net (loss) before income taxes	(6,731)	(776)
Income tax expense	—	—
Net (loss)	$(6,731)	$(776)

See notes to condensed financial statements

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Statements of Cash Flows

(Stated in Thousands)

	Successor 116-Day Period Ended April 26, 2006	Predecessor 120-Day Period Ended April 30, 2005
	(Unaudited)
Cash flows from operating activities
Net (loss)	$(6,731)	$(776)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	3,012	1,757
Changes in operating assets and liabilities
Trade accounts receivable	1,540	(284)
Inventories	3,306	(3,743)
Prepaid expenses and other current assets	203	172
Other assets (Note 2)	(783)	(241)
Accounts payable	(550)	(55)
Accrued expenses	458	502
Other long-term liabilities	(18)	—
Total adjustments	7,168	(1,892)
Net cash provided by (used in) operating activities	437	(2,668)

Cash flows from investing activities
Purchase of property, plant and equipment (Note 2)	(425)	(872)
Net cash used in investing activities	(425)	(872)

Cash flows from financing activities
Net increase in cash overdraft	232	65
Net increase (decrease) in due to Royster-Clark, Inc.	(257)	3,452
Net cash (used in) provided by financing activities	(25)	3,517

(Decrease) in cash and cash equivalents	(13)	(23)

Cash and cash equivalents, beginning of period	16	27

Cash and cash equivalents, end of period	$3	$4

See notes to condensed financial statements

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

Note 1 - Description of Business and Basis of Presentation

Royster-Clark Nitrogen, Inc. (herein referred to as RCN or the Company) operates a nitrogen manufacturing plant that supplies subsidiaries of Royster-Clark, Inc. (RCI) with nitrogen-based fertilizer products. Additionally, a small amount of other products are sold to third parties as well as excess natural gas not used in production.

The accompanying financial statements for the 120-day period from January 1, 2005 to April 30, 2005 represent the results of the operations and cash flows of the predecessor company prior to the IDS Offering discussed below. The financial statements for the 116-day period from January 1, 2006 to April 26, 2006 are presented using a different cost basis of certain assets and are therefore not comparable to the financial statements of the predecessor.  These financial statements and related disclosures are unaudited and in the opinion of management reflect all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company’s financial position as of April 26, 2006 and the results of its operations and its cash flows for the 116-day period ended April 26, 2006 and the 120-day period ended April 30, 2005.  The operating results for the 116-day period ended April 26, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

On July 22, 2005, RCI, together with its parent, Royster-Clark Group, Inc. (RCG) and RCI’s affiliates, including RCN, were acquired in a series of transactions whereby newly formed Royster-Clark Ltd. (RC), together with its indirect subsidiary Royster-Clark ULC (RC ULC and together with RC, the Issuer), completed an Initial Public Offering (the IDS Offering) through the issuance of 32,500,000 income deposit securities (IDSs) at a price of Cdn$10.00 per IDS. Each IDS consists of one common share of RC and Cdn$6.08322877 principal amount of 14% subordinated notes of RC ULC (the Subordinated Notes). Upon completion of these transactions, RC acquired the interests of RCG and its operating subsidiaries, including RCN.

Simultaneous to the IDS Offering, RC ULC issued, on a private placement basis, approximately Cdn$24,200,000 of Separate Subordinated Notes (Separate Subordinated Notes) and the Issuer, through RCI, entered into an amended and restated senior secured credit facility with a group of lenders consisting of a $250,000,000 revolving credit facility.

Subsequent to the IDS Offering, RC acquired all of the issued and outstanding Class A common shares of Royster-Clark Holdings, Inc. (RCH) representing an 80.1% interest in RCH, and RC ULC acquired all of the preferred shares of RCH. Additionally, the former investors in RCG exchanged their previously held shares for all of the issued and outstanding shares of Class B and Class C common stock of RCH, representing a 19.9% minority interest. As discussed in note 2, the acquisition was accounted for as a purchase. Proceeds from this series of transactions of $268.8 million were used to repay $200.0 million of RCI’s outstanding 10-1/4% First Mortgage Notes and $41.9 million of indebtedness of RCG.

Subsequent to the above transactions, RCH and RCG merged, with Royster-Clark Group, Inc. remaining as the surviving corporation. RCG’s name was then changed to RCH.

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

Agrium, Inc. (Agrium) announced it was making an unsolicited Cdn$325 million, all-cash bid to purchase all of the outstanding IDSs of RC and RC ULC at a price of Cdn$10 per IDS. Agrium increased its offer on two occasions in January 2006 to a final offer price of Cdn$11.90.

On February 8, 2006, Agrium completed a tender offer at a price of Cdn$11.90 per IDS. The offer was accepted by 98.6% of investors at the recommendation of the RC board of directors.

RCN is a wholly owned subsidiary of RCI, and as such, certain selling, general and administrative expenses and interest expense are allocated to RCN from RCI, as discussed further in note 3 to the financial statements.

The condensed financial statements included herein have been prepared in accordance with U.S. generally accepted accounting principles pursuant to Regulation S-X.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted.  These condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2005 filed with the Securities and Exchange Commission on Form 8-K on April 20, 2007.

Note 2 - Acquisition

As a result of Agrium’s completed tender offer discussed in note 1, RCN’s assets purchased and liabilities assumed were adjusted to their fair values at February 8, 2006.  The sole impact of the adjustment of the Company’s assets and liabilities resulted in a $410,000 increase in the carrying value of precious metal catalysts included in other assets.  This adjustment is reflected in the financial statements for the period ended April 26, 2006.

Note 3 - Related Party Transactions

In the ordinary course of business, the Company has significant transactions and other arrangements with RCI and its affiliated companies. Due to RCI of $23,369,000 and $23,625,000 at April 26, 2006 and December 31, 2005, respectively, represents net amounts due to RCI as a result of the transactions noted below. RCN is dependent on funding from RCI to meet its operating and capital cash flow requirements. Agrium, Inc. completed a tender offer of 98.6% of RC’s outstanding IDS’s. Agrium, Inc., through RCI, has committed to funding the operations of RCN.

Significant related party transactions between the Company and RCI and affiliates for the 116-day period ended April 26, 2006 and the 120-day period ended April 30, 2005 consist of the following:

	116-Day Period Ended	120-Day Period Ended
	April 26, 2006	April 30, 2005
	(Unaudited)
	(Thousands)
Product sales to RCI and affiliates	$33,296	$26,692
Insurance expense included in cost of sales	(226)	(117)
Selling, general and administrative expenses charged by RCI and affiliates:
Insurance	(7)	(4)

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

Rail car rental	(93)	(84)
Other	(360)	(13)
Interest expense	(2,688)	(1,779)

RCN has been operated largely as a stand-alone profit center and maintains many of its own selling, general and administrative functions. The costs associated with these functions are included in the accompanying financial statements. The financial statements also include other selling, general and administrative costs allocated to RCN from RCI and affiliates for expenses incurred on behalf of RCN. These have been allocated as outlined below. There can be no assurance that these allocations are representative of the expenses that would have been incurred by RCN if it had obtained these services from an unrelated party for the periods presented or any future period.

Product sales to and purchases from RCI and its affiliated companies are consummated at prices indexed to competitive prices in RCN’s local wholesale market.

Interest expense was charged to RCN on the $43.5 million Term Note payable to RCI (note 8) for the 116-day period ended April 26, 2006 at a rate of 14%.   For the 120-day period ended April 30, 2005, interest expense was charged to RCN based on $36 million allocated upon the purchase of RCN in 1999 at a rate of 10.25%.   Interest charged on the intercompany line of credit with RCI is based on LIBOR and prime rates incurred by RCI on its outstanding Senior Secured Credit Facility (note 7).

Certain expenses have been allocated by RCI to RCN, including insurance and rent expenses. RCN has allocated the cost of a full range of insurance coverage which includes property, general and auto liability, umbrella, and other miscellaneous coverages. Property insurance comprises over 90% of total insurance which is allocated based on the ratio of RCN fixed asset and inventory values to RCI fixed asset and inventory values. Rent expenses are allocated based on the usage of railcars and storage facilities. Other selling, general and administrative expenses, such as payroll, employee benefits, and legal fees, are processed and paid by RCI. These charges are allocated to RCN using the specific identification method.

The management of the Company believes the methodologies for the above allocations are reasonable.

Note 4- Inventories

Inventories at April 26, 2006 and December 31, 2005 consist of the following:

	As of
	April 26,	December 31,
	2006	2005
	(Unaudited)
	(Thousands)
Raw materials	$922	$3,546
Finished goods	13,989	14,670
	$14,911	$18,216

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

Note 5 - Property, Plant and Equipment

Property, plant and equipment at April 26, 2006 and December 31, 2005 consist of the following:

	As of
	April 26,	December 31,
	2006	2005
	(Unaudited)
	(Thousands)
Land	$715	$715
Buildings and land improvements	7,734	7,701
Machinery and equipment	45,217	45,213
Construction-in-progress	47	70
Subtotal	53,713	53,699
Less accumulated depreciation	(6,732)	(3,851)
	$46,981	$49,848

Note 6 – Income Taxes

At April 26, 2006, net deferred tax assets related to net operating loss carry forwards and other items were reclassified to current assets to the extent of existing deferred tax liabilities, as their utilization is expected to occur within one year, due to the imminent sale to Rentech, Inc. (Rentech) (note 12).  The amount of gross deferred tax asset at April 26, 2006 which exceeds the deferred tax liability at that date is offset by a full valuation allowance, as management cannot assert that it is more likely than not that the excess deferred tax asset will be realized.

Note 7 - Accrued Expenses

Accrued expenses consist of the following at April 26, 2006 and December 31, 2005:

	As of
	April 26,	December 31,
	2006	2005
	(Unaudited)
	(Thousands)
Accrued maintenance	$588	$225
Accrued vacation	477	476
Accrued property taxes	564	427
Accrued payroll	—	78
Accrued other	143	108
	$1,772	$1,314

Note 8 - Senior Secured Credit Facility

Under the terms of RCI’s Senior Secured Credit Facilities, the Company is jointly and severally liable and would be required to perform under these terms in the event of RCI’s default.

As described in note 1, the Senior Secured Credit Facility was amended and restated on July 22, 2005 as part of the IDS Offering. The Amended Credit Facility is with a syndicate of financial institutions in the form of a $250,000,000 senior secured revolving credit facility expandable up to $300,000,000 to meet

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

future requirements. Cash available to RCI under the Amended Credit Facility is governed by a borrowing base determined by accounts receivable and inventory with advance rates adjusted through the year to meet seasonal working capital requirements. The Amended Credit Facility expires in July 2010. The obligations with respect to the Amended Credit Facility are secured by perfected first priority security interests in: (i) all inventory, accounts receivable, general intangibles and all other property (excluding existing unencumbered real property, which is subject to a negative pledge) and assets (tangible and intangible) of RCI and its subsidiaries; and (ii) 100% of the capital stock of RCI and all of the common stock of RCI’s direct and indirect subsidiaries. Borrowings under the Amended Credit Facility bear interest at a rate equal to LIBOR or a base rate, plus an applicable margin to those rates. Base Rate Loans bear interest at the base rate, as defined in the Amended Credit Facility, plus a spread based on RCI’s leverage on the pricing date. The Amended Credit Facility will employ prime interest at times. The Amended Credit Facility is subject to certain restrictive covenants, including a financial covenant of minimum EBITDA and limitations on incurring additional indebtedness. As of December 31, 2005, the approximate amount outstanding under the Amended Credit Facility totaled $140,000,000 and the interest rate was approximately 7%.

The Amended Credit Facility is not recorded in RCN’s financial statements (See Note 3).

In connection with the acquisition of RC by Agrium, the outstanding balance on the Senior Secured Credit Facility was repaid and the facility was amended to reduce availability to $15 million.

Note 9 - 14% Subordinated Notes and Term Note

RCN is a guarantor for RC ULC’s Subordinated Notes and Separate Subordinated Notes (herein referred to collectively as the Notes) issued as a result of the IDS Offering and the private placement, respectively, discussed in note 1. The Notes are denominated in Canadian dollars with an aggregate principal amount of approximately $169,996,000 (Cdn$197,705,000) for the Subordinated Notes and approximately $20,808,000 (Cdn$24,200,000) for the Separate Subordinated Notes as of December 31, 2005. Interest on the Notes accrues at the rate of 14% per annum and the notes are due in 15 years. Interest on the Notes is payable monthly. On or after the seventh anniversary of the issuance of the Notes, RC may redeem the notes for the principal amount plus a premium that declines over time.

Prior to the fifth anniversary of the closing of the offering, RC ULC will be permitted, at its election, to defer interest payments on the Notes, if and for so long as the Interest Coverage Ratio under the indenture governing the Notes (the Note Indenture), of RCH for the most recent 12-month period ending on the last day of any month, is less than the Interest Deferral Threshold (as defined in the Note Indenture), unless a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing, or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default (any such period, an Interest Deferral Period). Interest payments on the Notes will not be deferred under this provision for more than 24 months in the aggregate or beyond the fifth anniversary of the closing of the offering.

In addition, after the fifth anniversary of the closing of the offering, RC ULC may at its election defer interest on the Notes on not more than four occasions for not more than six months per occasion (each, an Interest Deferral Period) by delivering to Computershare Trust Company of Canada, as trustee of the Note

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

Indenture (the Trustee), a copy of a resolution of RC ULC’s board of directors certified by an officer’s certificate of RC ULC to the effect that, based upon a good faith determination of RC ULC’s board of directors, such deferral is reasonably necessary for bona fide cash management purposes, or to reduce the likelihood of or avoid a default on any Senior Indebtedness (as defined in the Note Indenture); provided no such deferral may be commenced and any ongoing deferral shall cease, if a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default. No Interest Deferral Period may commence unless and until all interest deferred pursuant to any proceeding Interest Deferral Period, together with interest thereon, has been paid in full.

Deferred interest on the Notes will bear interest at the same rate as the stated rate on the Notes, compounded monthly, until paid in full. Following the end of any Interest Deferral Period, RC ULC will be obligated to resume monthly payments of interest on the Notes, including interest on deferred interest. All interest deferred prior to the fifth anniversary of the closing of the offering, including interest accrued on deferred interest, must be repaid on the fifth anniversary of the closing of the offering. All interest deferred after the fifth anniversary of the closing of the offering, including interest accrued on deferred interest, must be repaid on or before maturity, provided that RC ULC must pay all deferred interest and accrued interest thereon in full prior to deferring interest on a subsequent occasion. RC ULC may prepay all or part of the deferred interest, at any time other than during an Interest Deferral Period.

During any Interest Deferral Period, or so long as any deferred interest remains unpaid, and under other circumstances described below, RC ULC will not be permitted to pay any dividends or make any distribution to holders of its common shares, or make certain other restricted payments. The Amended Credit Facility contains limitations on RCH’s ability to make distributions to RC ULC to enable it to prepay deferred interest on the Notes.

In connection with the acquisition of RC by Agrium, 98.6% of the 14% Subordinated Notes were redeemed.

In conjunction with the IDS Offering, RCN executed a term note payable to RCI (Term Note) in the amount of $43,500,000. The Term Note accrues interest at the rate of 14% per annum, payable monthly in arrears. The Term Note is due on the fifteenth anniversary of its execution. When an Event of Default occurs, as defined under the Term Note, and is continuing, the Term Note shall bear interest at the rate of 16% per annum until such time as the Event of Default has been cured. As of December 31, 2005, there were no Events of Default.  The term note was forgiven by RCI on April 26, 2006 as part of the Stock Purchase Agreement with Rentech Development Corporation as discussed in note 12.

Note 10 - Commitments and Contingencies

Legal Matters

In August 2005 a settlement in the amount of $300,000 was negotiated in payment of the disputed issues on the 2002 cancellation by RCI of the March 2001 Purchase/Sale Agreement between Enron North American Corp. and RCI.  From time to time, the Company is subject to various claims and legal matters that have arisen in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company’s management that any such claims asserted or obligations

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

April 26, 2006

incurred to date will not result in a material adverse effect on the results of operations, financial position or cash flows of the Company.

Gas Contracts

During the 116-day period ended April 26, 2006 and the 120-day period ended April 30, 2005, the Company entered into fixed quantity natural gas contracts, which were short-term in duration. These contracts committed the Company to quantities of natural gas (daily MMBTUs) at prices linked to the Nymex index. The Company has commitments to purchase natural gas under these contracts of approximately $6,170,000 and $6,440,000 as of April 26, 2006 and April 30, 2005, respectively.

Note 11 - Employee Benefit Plans

RCI maintains two defined contribution plans under which RCN employees participate. The non-union employees of RCN take part in the Employee Savings and Investment Plan (ESIP) and union employees take part in the RCN Union 401(k) and Savings Plan. Participants are allowed to contribute to these plans up to 70% of their salary on a pre-tax basis, up to the maximum allowed under Internal Revenue Service regulations. RCI, and thus RCN, makes contributions to these plans at the discretion of the board of directors. RCN made total contributions of $95,000 and $86,000 to the plans during the 116-day period ended April 26, 2006 and the 120-day period ended April 30, 2005.

Note 12 - Subsequent Events

On April 26, 2006, all of the issued and outstanding common shares of RCN were sold to Rentech Development Corporation (RDC), a wholly owned subsidiary of Rentech.  The sale price consisted of cash consideration of $70,218,000 and $1,787,931 of current liabilities assumed.

On April 26, 2006, RDC entered into a Distribution Agreement with Royster-Clark Resources, LLC, a subsidiary of RCI, who has assigned the agreement to Agrium U.S.A. Inc. (Agrium USA), pursuant to which Agrium USA is obligated to use commercially reasonable efforts to promote the sale of, and to solicit and secure orders from its customers for nitrogen fertilizer products comprising anhydrous ammonia, granular urea, UAN solutions and nitric acid and related nitrogen-based products manufactured at the East Dubuque Plant and to purchase from Rentech Energy Midwest Corporation (REMC) all nitrogen fertilizer products manufactured at the facility for prices to be negotiated in good faith from time to time. RDC must pay Agrium USA a commission for these services. RDC’s rights under the Distribution Agreement include the right to store specified amounts of its ammonia at Agrium USA’s ammonia terminal in Niota, Illinois for a monthly fee.